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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use of our report on the 1997 Geneva Enterprises, Inc. and Affiliated Company (and to all references to our firm) included in or made a part of this Registration Statement.

Baltimore, Maryland                  WALPERT, SMULLIAN &
                                     BLUMENTHAL, F.A.

March 1, 1999

                                     By: /s/ Jacob Cohen
                                     -----------------------
                                     Name: JACOB COHEN, CPA
                                     Title: PARTNER